Exhibit 10.1

THE ENSIGN GROUP, INC.
2001 STOCK OPTION, DEFERRED STOCK
AND
RESTRICTED STOCK PLAN

Section 1.    General Purpose of Plan; Definitions.

        (a)   This plan is intended to implement and govern the 2001 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") of The Ensign Group, Inc., a Delaware corporation (the "Company"). The Plan was adopted September 12, 2001, by the Board of Directors and on November 28, 2001 by the shareholders. The purpose of the Plan is to enable the Company to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry, and to provide incentives to such personnel and members that are linked directly to increases in shareholder value, and will therefore, inure to the benefit of all shareholders of the Company.

        (b)   For purposes of the Plan, the following terms shall be defined as set forth below:

          (1)   "Administrator" means the Board, or if the Board does not administer the Plan, the Committee, in accordance with Section 2.

          (2)   "Award" means any award of Deferred Stock, Restricted Stock or Stock Option.

          (3)   "Board" means the Board of Directors of the Company.

          (4)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (5)   "Commission" means the Securities and Exchange Commission.

          (6)   "Committee" means the Compensation Committee of the Board, or any other Committee the Board may subsequently appoint to administer the Plan. If at any time the Board shall administer the Plan, then the functions of the Committee specified in the Plan shall be exercised by the Board.

          (7)   "Company" means The Ensign Group, Inc., a corporation organized under the laws of Delaware (or any successor corporation).

          (8)   "Deferred Stock" means an award made granted pursuant to Section 6 below of the right to receive Stock at the end of a specified deferral period.

          (9)   "Disability" means permanent and total disability as determined under the Company's disability program or policy, or if such disability program or policy does not exist, then any disability that renders an Eligible Employee unable to serve the Company or any future Subsidiary or Parent Corporation in the capacity for which such Eligible Employee served immediately prior to such disability.

          (10) "Effective Date" shall mean the date provided pursuant to Section 15.

          (11) "Eligible Participant" means an employee, consultant, advisor, director (including non-employee director), or Officer of the Company, any future Subsidiary, any future Parent Corporation or any majority-owned subsidiaries of any Parent Corporation eligible to participate in the Plan pursuant to Section 4.

          (12) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (13) "Fair Market Value" means, as of any given date, with respect to any Awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, (A) the closing sales price of the Stock on such date, or (B) the average of the closing sales price of the Stock on each day on which the Stock was traded over a period of up to twenty trading days immediately prior to such date, or (C) if the Stock is not publicly traded, the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

          (14) "Incentive Stock Option" means any Stock option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (15) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

          (16) "Officer" means the Chief Executive Officer, Chairman of the Board, president, Chief Financial Officer, Chief Accounting Officer, Chief Accounting Officer, any vice president in charge of a principal business function (such as sales, administration or finance) and any other person who performs similar policy-making functions for the Company.

          (17) "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (18) "Participant" means any Eligible Participant selected by the Administrator pursuant to the Administrator's authority in Section 2 below to receive grants of Stock Options or Awards or any combination of the foregoing.

          (19) "Restricted Period" means the period set by the Administrator as it pertains to Deferred Stock or Restricted Stock awards pursuant to Section 6.

          (20) "Restricted Stock" means an award of shares of Stock granted pursuant to Section 6 subject to restrictions that will lapse with the passage of time or upon the attainment of performance objectives.

          (21) "Securities Act" means the Securities Act of 1933, as amended.

          (22) "Stock" means the common stock, no par value, of the Company.

          (23) "Stock Option" means an option to purchase shares of Stock granted pursuant to Section 5.

          (24) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.    Administration.

        (a)   The Plan shall be administered by the Board or by a Committee appointed by the Board, which shall serve at the pleasure of the Board; provided, however, that if the Stock is registered under Section 12 of the Securities Act and if the Committee does not consist solely of "Non-Employee Directors," as defined in Rule 16b-3 as promulgated by the Commission under the Exchange Act, and as such Rule may be amended from time to time, or any successor definition adopted by the Commission, then the Plan shall be administered, and each grant shall be approved, by the Board.

        (b)   The Administrator shall have the power and authority to grant to Eligible Participants, pursuant to the terms of the Plan: (i) Stock Options, (ii) Deferred Stock, (iii) Restricted Stock, or (iv) any combination of the foregoing.

        In particular, the Administrator shall have the authority:

          (1)   to select those employees of the Company or any future Subsidiary or any future Parent Corporation who are Eligible Participants;

          (2)   to determine whether and to what extent Stock Options, Deferred Stock, Restricted Stock or a combination of the foregoing, are to be granted to Eligible Participants of the Company or any future Subsidiary hereunder;

          (3)   to determine the number of shares of Stock to be covered by each such Award;

          (4)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any such Award including, but not limited to, (i) the restricted period applicable to Deferred Stock or Restricted Stock awards, (ii) the date or dates on which restrictions applicable to such Deferred Stock or Restricted Stock shall lapse during such period, and (iii) when and in what increments shares covered by Stock Options may be purchased; and

          (5)   to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Deferred Stock, Restricted Stock or any combination of the foregoing.

        (c)   The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        (d)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any future Subsidiaries or Parent Corporation and the Participants.

Section 3.    Stock Subject to Plan.

        (a)   The total number of shares of Stock reserved and available for issuance under the Plan shall be Five Hundred Thousand (500,000) shares. Such shares shall consist of authorized but unissued shares.

        (b)   To the extent that (i) a Stock Option expires or is otherwise terminated without being exercised or (ii) any shares of Stock subject to any Deferred Stock or Restricted Stock award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future Awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future Awards under the Plan.

        (c)   In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and option price of shares subject to outstanding Stock Options or Awards granted under the Plan as may be determined by the Administrator, in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion; provided, however, that with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

Section 4.    Eligibility.

        Officers and other key employees, directors and consultants and advisors of the Company, any future Subsidiary or any future Parent Corporation who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, shall be eligible to be granted

Non-Qualified Stock Options, Deferred Stock or Restricted Stock awards hereunder. Officers and other key employees of the Company, any future Subsidiary or any future Parent Corporation shall also be eligible to be granted Incentive Stock Options hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the persons recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each Award.

Section 5.    Stock Options for Eligible Employees.

        (a)   Stock Options may be granted to Eligible Employees alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each Optionee. Recipients of Stock Options shall enter into a stock option agreement with the Company, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

        (b)   The Stock Options granted under the Plan to Eligible Employees may be of two types: (x) Incentive Stock Options and (y) Non-Qualified Stock Options.

        The Administrator shall have the authority under this Section 5 to grant any Optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options; provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company, any future Subsidiaries or any future Parent Corporation. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same Optionee and be outstanding concurrently hereunder.

        (c)   Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall, in its sole discretion, deem desirable:

            (i)  Option Price. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Administrator, in its sole discretion, at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock, if any. The option price per share of Stock purchasable under a Non-Qualified Stock Option may be less than 100% of such Fair Market Value, but in no event less than 85% of such Fair Market Value. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any future Parent Corporation or any future Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

           (ii)  Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any future Parent Corporation or any future Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

          (iii)  Exercisability. Stock Options shall be exercisable in accordance with the vesting requirements imposed by the Administrator at the time of grant or in the discretion of the Administrator immediately for shares of Restricted Stock, which shall be subject to the provisions of Section 6 below, and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that such Stock Options shall in any case vest at least 20% per year for each year of continuous employment over the five-year period commencing from the date of grant. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine in its sole discretion.

          (iv)  Method of Exercise. Subject to Subsection 5(c)(iii), Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its cash equivalent, as determined by the Administrator. The Administrator may, in its sole discretion, accept payment in whole or in part on behalf of the Company (i) in the form of unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised), (ii) by cancellation of any indebtedness owed by the Company to the optionee, (iii) by a full recourse promissory note executed by the optionee, (iv) by requesting that the Company withhold whole shares of Common Stock then issuable upon exercise of the Stock Option (based on the Fair Market Value of the Stock on the date the option is exercised), (v) by arrangement with a broker which is acceptable to the Administrator where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the shares underlying the option to the Company, or (vi) by any combination of the foregoing; provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. Any payment in the form of stock already owned by the optionee may be effected by use of an attestation form approved by the Administrator. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock surrendered upon exercise of such Stock Option) shall be restricted in accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and other rights of a shareholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 10.

        (d)   The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to a grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted; provided, however, that should the Administrator so require, the number of shares subject to such new Stock Option shall not be greater than the number of shares subject to the surrendered Stock Option. Upon their surrender, the Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other Awards hereunder.

        (e)   The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this paragraph and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine and (iv) be subject to Board approval. In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder and (y) any Federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator; provided, however, that the term of the loan, including extensions, shall not exceed seven (7) years. Unless the Administrator determines otherwise, when a loan is made, shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

        (f)    No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution. Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

        (g)   If an optionee's employment with the Company, any future Subsidiary or Parent Corporation terminates by reason of death or Disability, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after grant), by the legal representative of the optionee, by the legal representative of the estate of the optionee, or by the legatee of the optionee under the will of the optionee, for a period of at least six (6) months from the date of such death or disability. In the event of a termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

        (h)   Except as otherwise provided in this paragraph or otherwise determined by the Administrator, if an optionee's employment with the Company, any future Subsidiary or any future Parent Corporation terminates for any reason other than death or Disability, the optionee must exercise his or her Stock Options within ninety (90) days from the date of such termination. If the optionee does not exercise his or her Stock Options within this ninety (90) day period, the Stock Options automatically terminate, and such Stock Options become null and void.

        (i)    To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted to an optionee under this Plan and all other option plans of the Company, any future Parent Corporation and any future Subsidiary become exercisable for the first time by the optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

Section 6.    Deferred Stock and Restricted Stock.

        (a)   Deferred Stock and Restricted Stock awards may be issued to Eligible Employees either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Employees, and the time or times at which grants of Deferred Stock or Restricted Stock awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Deferred Stock or Restricted Stock awards; the Restricted Period (as defined in paragraph 6(c) hereof) applicable to Deferred Stock or Restricted Stock awards; the performance objectives applicable to Deferred Stock or Restricted Stock awards; the date or dates on which restrictions applicable to such Deferred Stock or Restricted Stock awards shall lapse during such Restricted Period; and all other conditions of the Deferred Stock or Restricted Stock awards. The Administrator may also condition the grant of Deferred Stock or Restricted Stock awards upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Deferred Stock or Restricted Stock awards need not be the same with respect to each recipient. The Administrator may also make loans available to purchase Deferred Stock or Restricted Stock, upon terms similar to those set forth above in Section 5(e).

        (b)   The prospective recipient of a Deferred Stock or Restricted Stock award shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a "Deferred Stock Award Agreement" or Restricted Stock Award Agreement" as appropriate) and has delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the Award date.

        Except as provided below in this paragraph (b) of Section 6, (i) each Participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Ensign Group, Inc. 2001 Stock Option, Deferred Stock and Restricted Stock Plan and a Restricted Stock Award Agreement entered into between the registered owner and The Ensign Group, Inc. Copies of such Plan and Agreement are on file in the offices of The Ensign Group, Inc."

        The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

        With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the Participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

        (c)   The Deferred Stock or Restricted Stock awards granted pursuant to this Section 6 shall be subject to the following restrictions and conditions:

            (i)  Subject to the provisions of the Plan and the Deferred Stock or Restricted Stock Award Agreements, during such period as may be set by the Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Deferred Stock or Restricted Stock awarded under the Plan, except by gift for estate and tax planning purposes to family members and in conformity with the restrictions applicable to such shares under this Plan. Within these limits, the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination, death or Disability.

           (ii)  Except as provided in paragraph (c)(i) of this Section 6, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period. With respect to Deferred Stock awards, the Participant shall generally not have the rights of a shareholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Deferred Stock or Restricted Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

          (iii)  Subject to the provisions of the Deferred Stock or Restricted Stock Award Agreement and this Section 6, upon termination of employment for any reason during the Restricted Period, all shares subject to any restriction as of the date of such termination shall be forfeited by the Participant, and the Participant shall only receive the amount, payable within 90 days, if any, paid by the Participant for such Deferred Stock or Restricted Stock.

Section 7.    Amendment and Termination.

        (a)   The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of the Participant under any Award theretofore granted without such Participant's consent, or that without the approval of the shareholders (as described below) would:

  (i)
  except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

  (ii)
  change the employees or class of employees eligible to participate in the Plan;

  (iii)
  extend the maximum option period under Section 5 of the Plan.

        (b)   Notwithstanding the foregoing, shareholder approval under this Section 7 shall only be required at such time and under such circumstances as shareholder approval would be required under applicable federal and state laws, regulations and exchange requirements.

        (c)   The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall impair the rights of any holder without his or her consent.

Section 8.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

Section 9.

        This Section has been intentionally deleted.

Section 10.    General Provisions.

        (a)   Each person purchasing shares pursuant to a Stock Option represents and agrees with the Company that such person is acquiring the shares for his own account without a view to distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        (b)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        (c)   Each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        (d)   No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

        (e)   This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company and any employee, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company, any future Subsidiaries, or any future Parent Corporation to interfere with the right of the Company to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in Stock Options, Restricted Stock, or Deferred Stock, authorized hereunder prior to the grant of such a Stock Option or other award described herein to such employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

Section 11.    Specific Performance.

        The Stock Options granted under this Plan and the Shares issued pursuant to the exercise of such Stock Options cannot be readily purchased or sold in the open market, and, for that reason among others, the Company and its shareholders will be irreparably damaged in the event that this Plan is not specifically enforced. In the event of any controversy concerning the right or obligation to purchase or sell any such Option or Optioned Stock, such right or obligation shall be enforceable in a court of equity by a decree of a specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the parties may have.

Section 12.    Invalid Provision.

        In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid unenforceable provision was not contained herein.

Section 13.    Applicable Law.

        This Plan shall be governed by and construed in accordance with the laws of the State of California.

Section 14.    Successors and Assigns.

        This Plan shall be binding on and inure to the benefit of the Company and the employees to whom an Option is granted hereunder, and such employees' heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

Section 15.    Effective Date of Plan.

        The Plan became effective (the "Effective Date") on September 12, 2001. If shareholder approval of the plan is not obtained within 12 months from the Effective Date, all Awards granted hereunder shall be rescinded and declared void ab initio.

Section 16.    Term of Plan.

        No Stock Option, Deferred Stock or Restricted Stock award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 17.    Annual Financial Statements.

        The Company shall deliver annual financial statements to each employee granted a Stock Option, Deferred Stock or Restricted Stock hereunder until such Award expires or is otherwise canceled.

Section 18.    Limitation on Amount of Securities Offered.

        Until such time as the Company becomes subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the aggregate offering price of securities subject to a current offer and sold, or amount of securities sold, as the case may be, within the preceding twelve (12) months under this Plan and any other agreement granting options under Rule 701 of the Securities Act shall not exceed the greater of: (i) $1,000,000, (ii) 15% of the total assets of the Company, measured as of the end of its most recently completed fiscal year or (iii) 15% of the outstanding Stock, including securities (other than securities issued pursuant to this Plan or any agreement granted under Rule 701) convertible or exchangeable for Stock.

Section 19.    Disclosure Requirements

        In the event the aggregate offering price of securities subject to outstanding offers plus the offering price of securities sold in the preceding twelve (12) months, as a result of Awards issued under this Plan, exceeds $5,000,000, the Company shall deliver the following disclosure documents to the Participant or optionee within a reasonable period of time before the applicable date of exercise, conversion or sale:

          (a)   A summary of the material terms of this Plan;

          (b)   Information about the risks associated with purchasing the shares of stock in the Company; and

          (c)   Financial statements as of a date no more than 180 days before the sale of securities pursuant to this Section 19.

        IN WITNESS WHEREOF, pursuant to the due authorization and adoption of this Plan by the Board on the day and year first above written, the Company has caused this Plan to be duly executed by its duly authorized officers.

THE ENSIGN GROUP, INC., a Delaware corporation
By:	/s/ ROY E. CHRISTENSEN Roy E. Christensen Chief Executive Officer

Notice No. [NOTICE NO.]

FORM OF STOCK OPTION GRANT NOTICE FOR EXECUTIVE OFFICERS
AND DIRECTORS

THE ENSIGN GROUP, INC.
2001 STOCK OPTION, DEFERRED STOCK
AND RESTRICTED STOCK PLAN

        The Ensign Group, Inc. (the "Company"), pursuant to its 2001 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan"), hereby grants to the Optionholder named below an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice ("Grant Notice"), the Stock Option Agreement, the Plan (as amended from time to time) and the Notice of Exercise, all of which are attached hereto, incorporated herein in their entirety, and approved and accepted by the undersigned.

Optionholder:	[NAME OF OPTION HOLDER]
Date of Notice:	[DATE OF NOTICE]
Date of Grant:	[DATE OF GRANT]
Number of Shares Subject to Option:	[NUMBER OF SHARES]
Exercise Price per Share:	$[EXERCISE PRICE]
Expiration Date:	[EXPIRATION DATE]

        Type of Grant: [    ] Incentive Stock Option ("ISO")     [x] Non-Qualified Stock Option ("NQSO")

        Exercise Schedule: [    ] Same as Vesting Schedule    [x] Early Exercise Permitted [For Directors Hubenette, Maloof and Blalack this line is deleted and Exercise Schedule is combined with Vesting Schedule]

        Vesting Schedule: [VESTING SCHEDULE]

        Payment Terms: As described in the Stock Option Agreement.

        Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement, the Plan and the Notice of Exercise form. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement, the Plan and the Notice of Exercise form set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Stock Options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

        OTHER AGREEMENTS: None

        NOTICE: Federal tax laws have specific requirements that must be met in order for a stock option to qualify as an "Incentive Stock Option" or "ISO." If all of these requirements are not met, the option, or the applicable portion, will automatically be treated as a "non-qualified stock option." Notwithstanding any reference to the characterization of this option as a non-qualified stock option or ISO in the Notice of Grant, it is solely your responsibility to determine the characterization of this option with your tax advisers. The tax treatment for incentive stock options and non-qualified stock options varies considerably, so you should consult with your tax adviser regarding the tax treatment of your stock option.

1

        By signing below, the Company grants, and the Optionholder accepts, the Stock Option described herein upon the terms and conditions set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise form, effective as of the Date of Grant.

THE ENSIGN GROUP, INC.		OPTIONHOLDER:
By:	/s/ CHRISTOPHER R. CHRISTENSEN CHRISTOPHER R. CHRISTENSEN PRESIDENT [CHIEF OPERATING OFFICER]	By:	/s/ [NAME OF OPTION HOLDER] [NAME OF OPTION HOLDER]

SPOUSAL ACKNOWLEDGEMENT:

        By his or her signature below, the spouse of the Optionholder, if such Optionholder is legally married as of the date of his execution of this Agreement, acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan document.

[REDACTED] Spouse

ALTERNATIVE:

        By his or her signature below the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

Optionholder

2

STOCK OPTION AGREEMENT

THE ENSIGN GROUP, INC.
2001 STOCK OPTION, DEFERRED STOCK
AND RESTRICTED STOCK PLAN

        Pursuant to the Stock Option Grant Notice ("Grant Notice") and this Stock Option Agreement (this "Agreement"), which is a part of the Grant Notice and incorporated therein by this reference, The Ensign Group, Inc. (the "Company") has granted you a Stock Option ("Option(s)") under its 2001 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice.

        As used herein, the terms "you" and "your" and similar pronouns shall refer to you, the Optionholder designated in the Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in Grant Notice and the Plan respectively.

        The following terms and conditions, plus (i) the terms and conditions of the Plan and any amendment previously or hereafter made thereto, (ii) the terms set forth in the accompanying Notice of Exercise form, and (iii) all applicable laws and regulations, shall govern your Option(s) and the exercise thereof, and by accepting the Option(s), you agree as follows:

          1.     The Option(s). You may, at your option, purchase all or any part of the aggregate number of shares of Common Stock as set forth in the Grant Notice (the "Optioned Shares") from the Plan, at the Exercise Price per Share set forth in the Grant Notice (the "Option Price"), on the terms and conditions set forth herein.

          2.     Option Type. Options intended to qualify as Incentive Stock Options are designated by an "ISO" in the Grant Notice and this Agreement. Options intended as separate Non-Qualified Stock Options are designated by a "NQSO" in the Grant Notice and this Agreement.

          3.     Method of Exercise.

            a.     Early Exercise. If permitted in the Grant Notice, the Option(s) shall be exercisable immediately for Restricted Stock. You affirm that you further understand and agree that (i) in the event you exercise the Option(s) prior to full vesting of such Option(s), you will receive Restricted Shares as to the non-vested Option(s) and shall be required, as a condition of exercise, to execute and deliver an Restricted Stock Agreement in the form attached hereto as Exhibit Aas to all shares issued pursuant to such non-vested Options, (ii) such Restricted Stock shall be subject to forfeiture in the event you are no longer employed by the Company for any reason, as provided in the Restricted Stock Agreement, and (iii) the Option(s) granted hereunder shall expire and become un-exercisable as provided in Section 4(c) below.

            b.     Exercise Following Vesting. If early exercise is not permitted in the Grant Notice, then the Option(s) shall become exercisable as they vest according to the vesting schedule set forth in the Grant Notice.

            c.     Notice of Exercise. Options may be exercised only as to whole shares; no exercise of fractional shares is permitted. You may exercise all or part of the vested portion of your Option(s) (and the non-vested portion if your Grant Notice permits) by giving written notice of such exercise on the accompanying Notice of Exercise form, together with full payment of the Option Price for the shares covered by the Notice and any other or additional documents the Company may then require, to the Secretary of the Company at the Company's principal business office during regular business hours.

            d.     Payment. Payment of the Option Price shall be made only in cash or cash equivalents, except as otherwise determined and permitted in writing by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or part may also be made (i) by cancellation of any indebtedness owed by the Company to you, (ii) by a full recourse promissory note executed by you, (iii) in the form of unrestricted Stock owned by you, or, in the case of the exercise of an NQSO, Restricted Stock subject to an award under the Plan (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); provided, however, that in the case of an ISO, the right to make payment in the form of already owned shares may be authorized only at the time of grant, or (iv) by any combination of the foregoing or as set forth in the Plan. Any payment in the form of Stock already owned by you may be effected by use of an attestation form approved by the Administrator. If payment of the option exercise price of a NQSO is made in whole or in part in the form of Restricted Stock, the shares received upon the exercise of such Option (to the extent of the number of shares of Restricted Stock surrendered upon exercise of such Option) shall be restricted in accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares surrendered upon the exercise of such Option.

          4.     Governing Plan. This Agreement is subject to and hereby incorporates the Plan and all of the terms and conditions of the Plan, as the same may be amended from time to time hereafter, but no such subsequent amendment shall adversely affect your rights under this Agreement and the Plan except as may be required by applicable law. You expressly acknowledge and agree that the provisions of this Agreement are subject to the Plan; that the terms of this Agreement shall in no manner limit or modify the controlling provisions of the Plan, and that in case of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall be controlling and binding upon the parties hereto. You also hereby expressly:

            (a)   Acknowledge receipt of a copy of the Plan, represent that you are familiar with the terms and provisions of the Plan, and accept this Agreement subject to all the terms and provisions of the Plan;

            (b)   Agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan;

            (c)   Acknowledge that you are familiar with Sections of the Plan regarding the exercise of the Option(s), and represent that you understand that said Option(s) must be exercised on or before the earliest of the following dates, whichever is applicable:

                (i)  the day prior to the tenth (10th) anniversary of the Date of Grant;

               (ii)  the date which is three (3) months from the date of termination of your full-time employment for any reason other than death or disability as provided under Subsection 5(h) of the Plan;

              (iii)  the date that is six (6) months following termination of your full-time employment by reason of your death, or the date that is six (6) months following termination of your full-time employment by reason of disability, whichever is applicable, as provided in Subsection 5(g) of the Plan; or

              (iv)  the Expiration Date set forth in the Grant Notice; and

      notwithstanding the foregoing, if your full-time employment with the Company is terminated for any reason, only those Option installments which are vested and exercisable as of such termination date may be exercised (although if the Options have vested as of the termination date or been accelerated by the Administrator as set forth in Subsections 5(g) and (h) of the Plan they may be exercised thereafter in accordance with such Subsections 5(g) and (h)). Any remaining Options which are as of such date not yet vested and exercisable shall automatically terminate and be cancelled;

            (d)   Acknowledge, understand and agree that the existence of the Plan and the execution of this Agreement are not sufficient by themselves to cause any exercise of any Option(s) granted as an Incentive Stock Option to qualify for favorable tax treatment through the application of Section 422 of the Internal Revenue Code; that you must, in order to so qualify, individually meet by your own action all applicable requirements of Section 422, including without limitation the following holding period and employment requirements as to Incentive Stock Options:

              (1)   holding period requirement: you may not make any disposition of an Optioned Share within two (2) years from the Date of Grant nor within one (1) year after acquiring the Optioned Shares through exercise of the Option(s), and

              (2)   employment requirement: at all times during the period beginning on the date of the granting of the Option(s) and ending on the day three (3) months before the date of exercise, you must have been a full-time employee of the Company, its Parent, or a Subsidiary of the Company, or a corporation or a parent or subsidiary of such corporation issuing or assuming the Option(s) in a transaction to which Section 425(a) of the Internal Revenue Code applies, except where the termination of employment is by means of your disability, in which case said three (3) month period may be extended to six (6) months; and

            (e)   Notwithstanding anything to the contrary contained herein, your Option(s) may not be exercised unless the shares issuable upon exercise are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing the Option(s), and the Option(s) may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

          5.     Representations and Warranties. As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under the Securities Act of 1933 or any other applicable law or regulation. You hereby represent to the Company that each of the Options evidenced hereby and the shares purchasable upon exercise thereof are will be acquired only for investment and without any present intention to sell or distribute such securities, and that you will sign a lock-up agreement similar to that signed by the principal shareholders at the initial public offering ("IPO") of the Company's stock as may be required by the underwriters in such IPO.

          6.     Options Not Transferable. You shall not have the right to transfer any Option(s) other than by will or by the laws of descent and distribution. Without expanding the preceding limitation, the terms of this Agreement shall be binding upon you and your executors, administrators, heirs, successors, transferees and assignees.

          7.     No Enlargement of Employee Rights. Nothing in this Agreement shall be construed to confer upon you any right to continued employment with the Company or any present or future Parent or Subsidiary of the Company, or to restrict in any way the right of the Company or any present or future Parent or Subsidiary of the Company, to terminate your employment. You acknowledge that you are and, in the absence of an express written employment agreement to the contrary remain, an "employee-at-will" and your employment with the Company may be terminated by the Company at any time, with or without cause.

          8.     Withholding of Taxes. You hereby authorize the Company to withhold, in accordance with any applicable law, from any compensation payable to you, any taxes required to be withheld by federal, state or local law as a result of the grant of the Option(s) or the issuance of stock pursuant to the exercise of such Option(s).

          9.     Acknowledgement; Waiver of Certain Shareholder Rights. You acknowledge and agree that all Optioned Shares issuable upon exercise of the Options are and shall be issued only subject to the condition, and upon your waiver and agreement, which shall be evidenced by your acceptance of the Grant Notice, that you and your successors and assigns will not at any time sue, or participate in or promote any suit or shareholder or regulatory action, or claim any other or similar right as a shareholder, against the Company or its present or future parents or subsidiaries, and their respective shareholders, officers, directors, partners, members, employees and contractors, on account of any transactions made or entered into, or not made and entered into, by the Company to date or hereafter and prior to the registration of the Optioned Shares, including without limitation any claim related to the Company's divestiture of certain real estate and other assets or holdings, and opportunities heretofore or hereafter presented to the Company involving real estate or other business assets, and you hereby expressly warrant that by accepting the Options, and by exercising them and paying the purchase price for the Optioned Shares, and by any other action or forbearance you may now or hereafter take, you nevertheless claim no right, title or interest in or to any real estate or other business asset heretofore, currently or hereafter owned by or offered to the Company or its several subsidiaries, and you agree for yourself and for your heirs, successors and assigns to hold the Company and its subsidiaries, and their respective shareholders, officers, directors, partners, members, employees and contractors, harmless for, from and against any suit, claim, liability or action by you and your successors in interest to the Optioned Shares relative thereto.

          10.   Laws Applicable to Construction; Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of California. Venue for all disputes and proceedings relating hereto shall lie solely in Orange County, California.

          11.   Notices. Any notices or other communication permitted or required pursuant to this Agreement shall be made in writing and shall be either delivered personally, sent by an overnight delivery or courier service, or delivered via certified or registered mail (postage prepaid). Notices shall be deemed given when personally served, or if sent by overnight delivery or courier service, the day after sent from within the United States, or if mailed, three (3) days after date of deposit in the United States mail.

          12.   Costs of Litigation. In any action at law or in equity to enforce any of the provisions or rights under this Agreement or the Plan, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses end fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys' fees shall be included as part of the judgment.

          13.   Necessary Acts. You agree to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws. You further agree to be responsible for conferring with your own tax accountant regarding the tax matters pertaining to the Option(s) and the exercise of the Option(s) and you shall be solely responsible as to all tax filings pertaining to you as the Optionee, including without limitation the filing of an IRC §83(b) election as described in the Restricted Stock Agreement.

          14.   Counterparts. For convenience this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

          15.   Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

          16.   Limitation on Value of Optioned Shares. You hereby acknowledge that the Plan provides that the aggregate fair market value (determined as of the date hereof) of the shares of Common Stock to which Option(s) granted as Incentive Stock Options are exercisable for the first time by you as an Optionee during any calendar year under all incentive stock option plans of the Company and any future Subsidiary shall not exceed $100,000. It is understood and agreed that should it be determined that an Option if granted as an Incentive Stock Option hereunder would exceed such maximum, such Option shall be considered granted as a Non-Qualified Stock Option to the extent, but only to the extent of such excess. This limitation shall not apply to any option granted as a Non-Qualified Stock Option.

        [END—REMAINDER OF PAGE INTENTIONALLY LEFT BLANK—EXHIBITS FOLLOW]

EXHIBIT A

Form of Restricted Stock Agreement

FORM OF RESTRICTED STOCK AGREEMENT FOR EXECUTIVE
OFFICERS AND DIRECTORS
(FOR NON-VESTED OPTION EXERCISE) [Form used for Non-Director grants]
(VESTED ON ISSUANCE) [Form used for Director grants]
THE ENSIGN GROUP, INC.
2001 STOCK OPTION, DEFERRED STOCK
AND RESTRICTED STOCK PLAN

Date of Restricted Stock Agreement:
Optionholder:
Date of Grant:
Number of Shares Subject to Option:
Number of Options Exercised hereby:
Exercise Price per Share:
Exercise Date:

[The following three lines are the form used for Non-Director grants]

Shares Exercised or Owned Previously:	Vested:	Non-vested:

Shares Covered Hereby:	Vested:	Non-vested:

Total Owned Shares (incl this exercise):	Vested:	Non-vested:

[The following two lines are the form used for Director grants]
Vested Shares Exercised to Date:
Non-Vested Shares Covered Hereby:

        THIS RESTRICTED STOCK AGREEMENT, dated as set forth above, is made by and between THE ENSIGN GROUP, INC., a Delaware corporation (the "Company") and the above-named Optionholder ("Employee").

R E C I T A L S

        A.    The Board of Directors of the Company has established the Company's 2001 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan") effective as of November 28, 2001; and

        B.    The Company's Board of Directors, as Administrator of the Plan and by action duly taken on the Date of Grant, granted to Employee an option or options (the "Option(s)") to purchase a specific number of shares of the Company's Common Stock from the Plan on the terms and conditions set forth the Stock Option Grant Notice (the "Grant Notice"), the Notice of Exercise form referenced therein, and the Plan, all of which are incorporated herein by this reference; and

        C.    Employee has exercised its Option(s) as to the Number of Shares Exercised as set forth above at the Exercise Price per Share as set forth above (the "Purchase Price") as of the Exercise Date, and, without superceding any term or restriction of the Plan, the Stock Option Agreement or the Notice of Exercise, now desires to entire into this Stock Restriction Agreement in furtherance of such exercise. All of such shares of Common Stock which are being acquired pursuant to non-vested Options are likewise non-vested restricted stock and are interchangeably referred to herein as "Shares" or as "Restricted Stock".

A G R E E M E N T

        NOW THEREFORE, in consideration of the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

        1.     Employment. Nothing in this Agreement shall be construed to confer upon Employee any right to employment or continued employment with the Company or any present or future Parent or Subsidiary of Company, or to restrict in any way the right of the Company or any present or future Parent or Subsidiary of the Company, to terminate Employee's employment. Employee acknowledges that Employee is, and in the absence of an express written employment agreement to the contrary shall remain, an "employee-at-will," and Employee's employment with the Company may be terminated by the Company at any time, with or without cause.

        2.     Vesting Schedule. Employee agrees that Employee's rights to the Restricted Stock shall become vested only (i) in accordance with the vesting schedule for the corresponding Options as contained in the Grant Notice, and (ii) if, as of each such vesting date, Employee is employed [full-time] by the Company or any of its Parent or Subsidiaries.

        3.     Repurchase Option.

          a.     In the event Employee's [full-time] employment is terminated for any reason, then subject to provisions of Subsections 5(g) and (h) of the Plan the Company may exercise its Repurchase Option described below. A leave of absence (regardless of the reason therefor) shall be deemed to constitute a resignation by Employee unless such leave is authorized by the Company in writing and Employee returns to full-time work within the time specified in such authorization or in any amendment thereto. The date when the full-time Employment Period is terminated is hereinafter referred to as the "Termination Date."

          b.     The Company may at any time within ninety (90) days after the later of the Termination Date or the date any approved leave terminates (if Employee fails to return within the time specified) purchase all or any of the non-vested Restricted Stock from the holder thereof (the "Repurchase Option") at the Exercise Price per Share set forth above (the "Repurchase Price"). The Repurchase Option, if exercised by the Company, shall be exercised by written notice signed by an officer of the Company and delivered to Employee. The Company may pay for the shares of Restricted Stock it has elected to repurchase (i) by delivery of a check in the amount of the Repurchase Price for the non-vested Restricted Stock being repurchased, (ii) by cancellation by the Company of an amount of Employee's indebtedness to the Company, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the Repurchase Price.

          c.     In the event the Company for any reason elects not to exercise its Repurchase Option, the Company may assign its Repurchase Option, provided that the Repurchase Option shall not extend beyond the ninety (90) days described herein. If exercised by an assignee or assignees, the Repurchase Option shall be exercised by written notice signed by the exercising assignee(s) and delivered or mailed to Employee. Such assignees shall pay for the shares of non-vested Restricted Stock they have elected to purchase by delivery of a check in the amount of the Repurchase Price to the holder thereof.

          d.     In the event that the Company or an assignee does not elect to exercise the Repurchase Option as to any of the shares of Restricted Stock subject to it within the time allotted therefor, the Repurchase Option shall expire as to such shares as the Company and/or its assignees have not elected to purchase.

          e.     The Company's Repurchase Option shall terminate upon any offering by the Company of its equity securities to the public (a "Qualified IPO") pursuant to an effective registration statement under the Securities Act of 1933, as then in effect (the "Securities Act"), or any comparable statement under any similar federal statute then in force in which the equity securities are sold, provided that a Qualified IPO shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan. [This provision is not included in Mr. Sedgwick's grant number 134 and Mr. Dalton's grant number 166]

        4.     "Market Stand-Off" Agreement. Employee hereby agrees that, during the period specified by the Company and the underwriter or underwriters of the initial public offering of common stock (or other securities) of the Company, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (the "1933 Act"), Employee shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer or contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees, who agree to be similarly bound) any securities of the Company at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, Employee hereby agrees to be bound by any stop-transfer instructions imposed by the Company with respect to Restricted Stock until the end of such period.

        5.     Limitations on Disposition.

          a.     Employee agrees that in no event will he or she make a disposition of any of the Restricted Stock, unless and until (a) he or she shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) he or she shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (i) such disposition will not require registration of such Restricted Stock under the Act, or (ii) that appropriate action necessary for compliance with the Act has been taken, or (c) the Company shall have waived, expressly and in writing, its rights under clauses (a) and (b) of this subparagraph. In addition, prior to any disposition of any of the Restricted Stock, the Company may require the transferee or assignee to provide in writing investment representations and its agreement to the market stand-off provisions hereof in a form acceptable to the Company.

          b.     The Company shall not be required (i) to transfer on its books any shares of Restricted Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred. Employee shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the Restricted Stock after the issuance, and prior to the repurchase, thereof.

          c.     The restrictions contained in this Section 5 will not apply with respect to transfers of shares of Restricted Stock (i) pursuant to applicable laws of descent and distribution or (ii) among Employee's family group; provided that such restrictions will continue to be applicable to the Restricted Stock after any such transfer and the transferees of such Restricted Stock have agreed in writing to be bound by the provisions of this Agreement. Employee's "family group" means Employee's spouse and descendants (whether natural or adopted) and any trust or limited partnership solely for the benefit of Employee and/or Employee's spouse and/or descendants.

        6.     Representations and Warranties of Employee. In connection with the purchase and sale of the Restricted Stock, Employee represents and warrants to the Company that:

          a.     As of the date hereof, including this purchase, Employee has good and marketable title to, and owns free and clear of all liens (but not free of the restrictions set forth herein or in any similar prior agreement relating to some or all of such shares), [the number of shares of Common Stock listed under "Total of All Owned Shares" above [Form used for Non-Director grants]] [a total of            (-            -) shares of Common Stock [Form used for Director grants]];

          b.     The Restricted Stock acquired by Employee was acquired for Employee's own account and not with a view to, or intention of, the distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Restricted Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities law;

          c.     Employee is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Restricted Stock;

          d.     Employee is able to bear the economic risk of his or her investment in the Restricted Stock for an indefinite period of time because the Restricted Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

          e.     Employee has reviewed, or has had an opportunity to review, the following documents: (A) the Company's Certificate of Incorporation and Bylaws; (B) the loan agreements, notes and related documents with the Company's senior lenders; and (C) the Company's pro forma balance sheet dated as of the date hereof;

          f.      This Agreement constitutes the legal, valid and binding obligation of Employee, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Employee does not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject. Employee acknowledges, affirms and intends that this Agreement constitutes a material inducement for the Company to grant the Restricted Stock to Employee. Employee also acknowledges and affirms that the Company has relied upon the representations and warranties of Employee contained herein and the valid, binding and enforceable nature of this Agreement in entering into this Agreement;

          g.     As an inducement to the Company to issue the Restricted Stock to Employee, as a condition thereto, Employee acknowledges and agrees that:

                i.  no provision contained herein shall entitle Employee to remain in the employment of the Company and its present or future Parent or Subsidiaries or affect the right of the Company to terminate Employee's employment with or without cause; and

               ii.  the Company shall have no duty or obligation to disclose to Employee, and Employee shall have no right to be advised of, any material information regarding the Company and its present or future Parent or Subsidiaries at any time prior to, upon or in connection with the repurchase of Restricted Stock upon the termination of Employee's employment with the Company and its Subsidiaries or as otherwise provided hereunder;

          h.     The Company and Employee acknowledge and agree that this Agreement has been executed and delivered in connection with and as a part of the compensation and incentive arrangements between the Company and Employee.

          i.      Employee acknowledges and agrees that all Shares issued to Employee from the Plan, whether Restricted Stock or otherwise, are and shall be issued only subject to the express condition, and upon Employee's waiver and agreement, which shall be evidenced by Employee's acceptance of the Grant Notice and again by Employee's purchase and acceptance of the Shares, that Employee and its successors and assigns will not at any time sue, or participate in or promote any suit or shareholder or regulatory action, or claim any other or similar right as a shareholder, against the Company or its present or future parents or subsidiaries, and their respective shareholders, officers, directors, partners, members, employees and contractors, on account of any transactions made or entered into, or not made and entered into, by the Company to date or hereafter and prior to the registration of the Shares, including without limitation any claim related to the Company's divestiture of certain real estate and other assets or holdings, and opportunities heretofore or hereafter presented to the Company involving real estate or other business assets, and Employee hereby expressly warrants that by accepting the Options and/or Shares, and by paying the purchase price for the Shares, and by any other action or forbearance Employee may now or hereafter undertake, Employee nevertheless claims no right, title or interest in or to any real estate or other business asset heretofore, currently or hereafter owned by or offered to the Company or its several subsidiaries, and Employee agrees for itself and for its heirs, successors and assigns to hold the Company and its subsidiaries, and their respective shareholders, officers, directors, partners, members, employees and contractors, harmless for, from and against any suit, claim, liability or action by Employee and its successors in interest to the Shares relative thereto.

        7.     Deliveries at Closing. Upon execution of this Agreement, Employee shall deliver to the Company four (4) duly executed blank Assignments Separate from Certificate in the form attached hereto as Exhibit A to be held by the Company until the expiration of the Company's Repurchase Option. Each Assignment Separate from Certificate shall represent shares of Restricted Stock. Upon the vesting of all or any part of Employee's Restricted Stock, Company shall upon request release the corresponding Assignment(s) Separate from Certificate to Employee.

        8.     Section 83(b) filing. Within thirty (30) days after Employee purchases any Restricted Stock from the Company, Employee shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit B attached hereto.

        9.     Legends. All certificates representing any shares of Restricted Stock of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legends:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RESTRICTION AGREEMENT WHICH INCLUDES A REPURCHASE RIGHT AND A MARKET STAND-OFF AGREEMENT. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED UNLESS AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS THEN IN EFFECT; OR PURSUANT TO RULE 144; OR A WRITTEN OPINION TO THE ISSUER FROM LEGAL COUNSEL SATISFACTORY TO THE ISSUER IS OBTAINED TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE WITH RESPECT TO THE PROPOSED SALE OR TRANSFER AND THAT NO SUCH REGISTRATION IS REQUIRED."

        10.   Survival. This Agreement shall survive and continue in full force in accordance with its terms notwithstanding any termination of Employee's employment.

        11.   Miscellaneous.

          a.     Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          b.     Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his or her address hereinafter shown below his or her signature or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

          c.     Governing Law, Assignment and Enforcement. This Agreement is governed by the internal law of California and shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Employee, his or her heirs, executors, administrators, guardians, successors and assigns. The prevailing party in any action to enforce this Agreement shall be entitled to attorneys' fees and costs. The parties agree that damages are not an adequate remedy for Employee's breach hereof and the Company shall accordingly be entitled to specific performance of this Agreement. Venue for any action or proceeding related to this Agreement shall lie solely in Orange County, California.

          d.     Amendments and Waivers. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto (and assignee(s) of the Repurchase Option, if any), or the successors or assigns of the foregoing, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

          e.     Cooperation. Employee agrees to cooperate affirmatively with the Company, to the extent reasonably requested by the Company, to enforce rights and obligations pursuant to this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE ENSIGN GROUP, INC., a Delaware corporation		EMPLOYEE:
By:		By:
	Name: Title: Address:		Name: Address:
SSN:

EMPLOYEE'S IRC §83(b) CERTIFICATION

        By signing below I signify that I have received, completed, executed and retained the I.R.C. Section 83(b) election that was attached hereto as Exhibit B. I understand that I, and not the Company, will be responsible for completing the form and filing the election with the appropriate office of the federal and state tax authorities and that if such filing is not completed within thirty (30) days after the date of this Agreement, I may forfeit the tax benefits of Section 83(b). I understand further that such filing should be made by registered or certified mail, return receipt requested, and that I must retain two (2) copies of the completed form for filing with my state and federal tax returns for the current tax year and an additional copy for my records.

EMPLOYEE:

SPOUSAL ACKNOWLEDGEMENT & CONSENT

        The undersigned spouse of Employee hereby acknowledges that I have read the foregoing Restricted Stock Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of Common Stock under certain circumstances and imposes other restrictions on the transfer of such Common Stock. I agree that my spouse's interest in the Common Stock is subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that my community property interest, if any, shall be similarly bound by this Agreement.

        I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

Dated:	, 20

ALTERNATIVE:

By his or her signature below, Employee represents that he or she is not legally married as of the date of execution of this Agreement.

EMPLOYEE
Dated:	, 20

EXHIBIT A

FORM OF
ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED, I, ________________, hereby sell, assign and transfer unto ________________ the quantity of ________________ (______) of the ________________ (______) shares of the Common Stock of The Ensign Group, Inc. standing in my name on the books of said corporation represented by Certificate No. ______ herewith and do hereby irrevocably constitute and appoint the Secretary of the within-named corporation as attorney to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.

        This Assignment Separate from Certificate was executed in conjunction with the terms of a Restricted Stock Agreement between the above assignor and The Ensign Group, Inc. dated as of ________________, 20__.

EMPLOYEE:

Dated:	, 20

EXHIBIT B
FORM OF ELECTION TO INCLUDE STOCK IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

        The undersigned purchased restricted shares of Common Stock, $.001 par value per share (the "Shares"), of The Ensign Group, Inc. (the "Company") on the Exercise Date (as defined below). The Shares are nontransferable and, under certain circumstances, the Company has the right to repurchase the Shares at cost should the undersigned cease to be employed by the Company and its subsidiaries. The Shares are accordingly subject to substantial risk of forfeiture.

        Although the undersigned does not believe that Code §83 applies to the Shares, in the event Code §83 is determined to apply, then the undersigned hereby makes an election pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, with respect to the Shares, to report as taxable income for calendar year 20____ the excess (if any) of the Shares' fair market value on the acquisition date over the purchase price thereof. The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

        1.     The name, address and social security number of the undersigned:

Name:

Address:

SSN:

        2.     A description of the property with respect to which the election is being made: ________________ (______) shares of Common Stock, $.001 par value per share.

        3.     The date on which the options for these shares were exercised: ________________, 20___ (the "Exercise Date"). The original Grant Date to which the restrictions are tied and on which the vesting periods are calculated: ________________, 20___ (the "Restriction Date"). The taxable year for which such election is made: Calendar 20___.

        4.     The restrictions to which the property is subject: If prior to the fifth (5th) anniversary of the Restriction Date the undersigned ceases to be employed by the Company or any of its subsidiaries, the non-vested portion of the Shares shall be subject to repurchase by the Company at cost. None of the Shares are vested as of the date hereof, twenty percent (20%) shall become vested on each of the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) anniversaries of the Restriction Date.

        5.     The fair market value on the Restriction Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions: ________________ Dollars ($______)

        6.     The amount paid for such property: ________________ Dollars ($______)

        A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

EMPLOYEE:
Dated:	, 20

SCHEDULE OF MATERIAL DIFFERENCES TO THE FORM OF STOCK OPTION GRANT NOTICE FOR EXECUTIVE OFFICERS

NOTICE NO.	NAME OF OPTION HOLDER	DATE OF NOTICE	DATE OF GRANT	NUMBER OF SHARES	EXERCISE PRICE	EXPIRATION DATE	VESTING SCHEDULE
13	Alan John Norman	09/04/02	09/04/02	10,000	$1.01	09/04/12	*
18	Alan John Norman	01/07/03	11/26/02	10,000	$1.34	11/26/12	*
66	Alan John Norman	09/19/03	08/20/03	6,000	$2.66	08/20/13	*
39	Antoinette T. Hubenette	06/19/03	05/20/03	5,000	$2.15	05/20/13	**
129	Barry Port	02/15/05	12/22/04	4,000	$4.91	12/22/14	*
37	Charles M. Blalack	06/19/03	05/20/03	5,000	$2.15	05/20/13	**
5	Cory R. Monette	03/01/02	02/10/02	7,500	$0.75	02/10/12	*
14	Cory R. Monette	01/07/03	11/26/02	2,500	$1.34	11/26/12	*
49	Cory R. Monette	09/19/03	08/20/03	6,000	$2.66	08/20/13	*
75	David M. Sedgwick	12/15/03	11/19/03	4,000	$3.23	11/19/13	*
134	David M. Sedgwick	02/15/05	12/22/04	4,000	$4.91	12/22/14	*
216	David M. Sedgwick	10/16/06	07/26/06	11,000	$7.50	07/25/16	*
8	David Sedgwick	03/01/02	02/10/02	4,000	$0.75	02/10/12	*
79	John Albrechtsen	05/17/04	04/30/04	2,000	$3.91	04/30/14	*
97	John Albrechtsen	11/29/04	06/08/04	4,000	$4.06	06/08/14	*
178	John Albrechtsen	10/16/06	07/26/06	8,000	$7.50	07/25/16	*
42	Michael C. Dalton	06/19/03	05/20/03	5,000	$2.15	05/20/13	*
76	Michael C. Dalton	12/15/03	11/19/03	4,000	$3.23	11/19/13	*
135	Michael C. Dalton	02/15/05	12/22/04	4,000	$4.91	12/22/14	*
166	Michael C. Dalton	10/16/06	07/26/06	5,000	$7.50	07/25/16	*
38	Thomas A. Maloof	06/19/03	05/20/03	5,000	$2.15	05/20/13	**

*
Subject to the limitations contained in the Stock Option Agreement, the Options shall vest annually over the next five (5) years, beginning on the first (1st) anniversary of the Date of Grant, in accordance with the following vesting schedule. If the Options are exercised early (where permitted above), the shares received on exercise will also be subject to vesting on the same schedule, based on the Date of Grant, not the date of exercise:

First (1st) Anniversary:	20%
Second (2nd) Anniversary:	20%
Third (3rd) Anniversary:	20%
Fourth (4th) Anniversary:	20%
Fifth (5th) Anniversary:	20%
**
The Stock Option granted hereby shall be fully vested, and shall be exercisable as vested shares under 3(b) of the Option Agreement, upon issuance to the Optionholder, subject to the terms and conditions of this Grant Notice, the Stock Option Agreement, the Plan and the Notice of Exercise form.